                                                                     EXHIBIT 4.1

                            PROASSURANCE CORPORATION

                  3.90% CONVERTIBLE SENIOR DEBENTURES DUE 2023

                               PURCHASE AGREEMENT

                               DATED JULY 1, 2003

                                TABLE OF CONTENTS

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........................................    2
(a) No Registration ................................................................................    2
(b) No Integration .................................................................................    2
(c) Rule 144A ......................................................................................    3
(d) Offering Memorandum ............................................................................    3
(e) Offering Materials Furnished to the Initial Purchasers .........................................    3
(f) Authorization of the Purchase Agreement ........................................................    3
(g) Authorization of the Indenture .................................................................    3
(h) Authorization of the Debentures ................................................................    3
(i) Authorization of the Conversion Shares and Put Shares ..........................................    4
(j) Authorization of the Registration Rights Agreement .............................................    4
(k) No Material Adverse Change .....................................................................    4
(l) Independent Accountants ........................................................................    4
(m) Preparation of the Financial Statements ........................................................    5
(n) Incorporation and Good Standing of the Company and its Subsidiaries ............................    5
(o) Capitalization and Other Capital Stock Matters .................................................    5
(p) Stock Exchange Listing .........................................................................    6
(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required .....    6
(r) No Material Actions or Proceedings .............................................................    6
(s) Intellectual Property Rights ...................................................................    7
(t) Governmental Licenses ..........................................................................    7
(u) Absence of Labor Dispute .......................................................................    7
(v) Title to Properties ............................................................................    7
(w) Tax Law Compliance .............................................................................    8
(x) Company Not an "Investment Company" ............................................................    8
(y) Insurance ......................................................................................    8
(z) No Price Stabilization or Manipulation .........................................................    9
(aa) Related Party Transactions ....................................................................    9
(bb) No General Solicitation .......................................................................    9
(cc) Reporting Company .............................................................................    9
(dd) Sarbanes-Oxley ................................................................................    9
(ee) Exchange Act Compliance .......................................................................    9
(ff) No Unlawful Contributions or Other Payments ...................................................    9
(gg) Company's Accounting System and Internal Controls .............................................    9
(hh) ERISA Compliance ..............................................................................   10
(ii) Brokers .......................................................................................   10
(jj) Divided Payments ..............................................................................   10
(kk) No Outstanding Loans or Other Indebtedness ....................................................   10
(ll) Compliance with Laws ..........................................................................   10
(mm) Statutory Insurance Filings ...................................................................   11
(nn) Reserving Practices ...........................................................................   11
(oo) Claims-paying Ability Rating ..................................................................   11
(pp) Validity of Reinsurance Treaties ..............................................................   11
SECTION 2. PURCHASE, SALE AND DELIVERY OF THE DEBENTURES ...........................................   12
(a) The Firm Debentures ............................................................................   12
(b) The First Closing Date .........................................................................   12

(c) The Optional Debentures; the Second Closing Date ...............................................   12
(d) Payment for the Debentures .....................................................................   12
(e) Delivery of the Debentures .....................................................................   13
SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY .....................................................   13
(a) Initial Purchasers' Review of Proposed Amendments and Supplements ..............................   13
(b) Amendments and Supplements to the Offering Memorandum and Other Securities Law Matters .........   13
(c) Notice of Filings ..............................................................................   13
(d) Copies of Offering Memorandum ..................................................................   14
(e) Blue Sky Compliance ............................................................................   14
(f) Rule 144A Information ..........................................................................   14
(g) Legends ........................................................................................   14
(h) No General Solicitation ........................................................................   14
(i) No Integration .................................................................................   14
(j) Rule 144 Tolling ...............................................................................   14
(k) Use of Proceeds ................................................................................   15
(l) Transfer Agent .................................................................................   15
(m) The Depository Trust Company ...................................................................   15
(n) Reservation of Common Stock ....................................................................   15
(o) Rating of Debentures ...........................................................................   15
(p) PORTAL Designation .............................................................................   15
(q) Earnings Statement .............................................................................   15
(r) Company to Provide Interim Financial Statements ................................................   15
(s) New York Stock Exchange Listing ................................................................   15
(t) Agreement Not to Offer or Sell Additional Securities ...........................................   15
(u) Future Reports to the Representatives ..........................................................   16
(v) Investment Limitation ..........................................................................   16
(w) No Manipulation of Price .......................................................................   16
(x) Existing Lock-Up Agreement .....................................................................   16
SECTION 4. PAYMENT OF EXPENSES .....................................................................   16
SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS .................................   17
(a) Accountants' Comfort Letter ....................................................................   17
(b) No Material Adverse Change or Ratings Agency Change ............................................   17
(c) Opinion of External and Internal Counsel for the Company .......................................   17
(d) Opinion of Counsel for the Initial Purchasers ..................................................   18
(e) Officers' Certificate ..........................................................................   18
(f) Bring-down Comfort Letter ......................................................................   18
(g) Registration Rights Agreement ..................................................................   18
(h) Lock-Up Agreement from Officers and Directors of the Company ...................................   18
(i) PORTAL Designation .............................................................................   19
(j) Additional Documents ...........................................................................   19
SECTION 6. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES .........................................   19
(a) Offer and Sale Procedures ......................................................................   19
(b) Covenants of the Company .......................................................................   20
(c) Qualified Institutional Buyer ..................................................................   21
(d) Restricted Securities ..........................................................................   21
SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES ...........................................   21
SECTION 8. INDEMNIFICATION .........................................................................   21
(a) Indemnification of the Initial Purchasers by the Company .......................................   21
(b) Indemnification of the Company, its Directors and Officers .....................................   22
(c) Notifications and Other Indemnification Procedures .............................................   22

(d) Settlements ....................................................................................   23
SECTION 9. CONTRIBUTION ............................................................................   23
SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS ...............................   24
SECTION 11. TERMINATION OF THIS AGREEMENT ..........................................................   26
SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY ....................................   26
SECTION 13. NOTICES ................................................................................   26
SECTION 14. SUCCESSORS .............................................................................   28
SECTION 15. PARTIAL UNENFORCEABILITY ...............................................................   28
SECTION 16. GOVERNING LAW ..........................................................................   28
SECTION 17. GENERAL PROVISIONS .....................................................................   28

                               PURCHASE AGREEMENT

                                                                    July 1, 2003

BANC OF AMERICA SECURITIES LLC
COCHRAN, CARONIA SECURITIES LLC
c/o BANC OF AMERICA SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111

Ladies and Gentlemen:

                  INTRODUCTORY. ProAssurance Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several purchasers named in Schedule A (the "INITIAL PURCHASERS") $100,000,000 in aggregate principal amount of its 3.90% Convertible Senior Debentures due 2023 (the "FIRM DEBENTURES"). In addition, the Company has granted to the Initial Purchasers an option to purchase up to an additional $35,000,000 in aggregate principal amount of its 3.90% Convertible Senior Debentures due 2023, as provided in Section 2 of this Agreement. The additional $35,000,000 in aggregate principal amount to be sold by the Company pursuant to such option are called the "OPTIONAL DEBENTURES". The Firm Debentures and, if and to the extent such option is exercised, the Optional Debentures are collectively called the "DEBENTURES". Banc of America Securities LLC ("BAS") and Cochran, Caronia Securities LLC have agreed to act as representatives of the several Initial Purchasers (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the Debentures.

                  The Debentures will be convertible into fully paid, non-assessable shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK"). The Debentures will be convertible initially at a conversion rate of 23.9037 shares per $1,000 principal amount of the Debentures, on the terms, and subject to the conditions, set forth in the Indenture (as defined below). As used herein, "CONVERSION SHARES" means the shares of Common Stock into which the Debentures are convertible. The Debentures will be issued pursuant to an indenture (the "INDENTURE") to be dated as of the First Closing Date (as defined in Section 2 of this Agreement), between the Company and SouthTrust Bank, a banking corporation, as trustee (the "TRUSTEE").

                  The Debentures will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, in reliance upon an exemption therefrom.

                  Holders of the Debentures (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Resale Registration Rights Agreement, dated the First Closing Date, between the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT") in the form of Exhibit C attached hereto. In accordance with the Registration Rights Agreement, pursuant to which the Company will agree to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "REGISTRATION STATEMENT") covering the resale of the Debentures and the Conversion Shares, and to use its best efforts to cause the Registration Statement to be declared effective. This Agreement, the Indenture, the Debentures and the Registration Rights Agreement are referred to herein collectively as the "OPERATIVE DOCUMENTS".

                         The Company understands that the Initial Purchasers
propose to make an offering of the Debentures on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Debentures to purchasers (the "SUBSEQUENT PURCHASERS") at any time after the date of this Agreement. The terms of the Debentures and the Indenture will require that investors that acquire the Debentures expressly agree that the Debentures (and any Conversion Shares) may only be resold or otherwise transferred, after the date hereto, if such Debentures (or Conversion Shares) are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A ("RULE 144A") thereunder).

                         The Company has prepared an offering memorandum dated
the date hereof setting forth information concerning the Company, the Debentures, the Registration Rights Agreement and the Common Stock (including the Conversion Shares and the Put Shares (as defined below) in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement, "OFFERING MEMORANDUM" means, collectively, the preliminary offering memorandum dated as of June 30, 2003 (the "PRELIMINARY OFFERING MEMORANDUM") and the final offering memorandum dated the date hereof (the "FINAL OFFERING MEMORANDUM"), each as amended or supplemented by the Company. As used herein, each of the terms "Offering Memorandum", "Preliminary Offering Memorandum" and "Final Offering Memorandum" shall include in each case the documents incorporated or deemed to be incorporated by reference therein.

                         The Company hereby confirms its agreements with the
Initial Purchasers as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and covenants to the Initial Purchasers as follows:

         (a) No Registration. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 6 of this Agreement and their compliance with the conditions and agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers, the offer, resale and delivery of the Debentures by the Initial Purchasers and the conversion of the Debentures into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Debentures or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). In accordance with the Registration Rights Agreement, the Debentures will be registered under the Securities Act and the Trust Indenture Act.

         (b) No Integration. None of the Company or any of its subsidiaries, nor any person acting on its or their behalf (other than the Initial Purchasers in connection with the transactions contemplated by this Agreement, about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the Debentures or the Conversion Shares in a manner that would require registration under the Securities Act of the Debentures or the Conversion Shares.

         (c) Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Debentures are listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or quoted on an automated inter-dealer quotation system.

         (d) Offering Memorandum. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offer and sale of the Debentures by the Initial Purchasers. Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the commission thereunder. The Preliminary Offering Memorandum and the Final Offering Memorandum as of their respective dates do not contain, and the Final Offering Memorandum as of the First Closing Date (as defined in Section 2 of this Agreement) and as of the Second Closing Date (as defined in Section 2 of this Agreement) will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on the behalf of the Initial Purchasers specifically for inclusion therein.

         (e) Offering Materials Furnished to the Initial Purchasers. The Company has delivered to the Initial Purchasers Preliminary Offering Memorandums and Final Offering Memorandums, as amended or supplemented, in such quantities and at such places as the Initial Purchasers have reasonably requested for each of the Initial Purchasers.

         (f) Authorization of the Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as to rights of indemnification hereunder which may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (g) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act; on the First Closing Date, the Indenture will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a legally valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

         (h) Authorization of the Debentures. The Debentures have been duly authorized by the Company; when the Debentures are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to this Agreement on the respective Closing Date (assuming due authentication of the Debentures by the Trustees), such Debentures will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Debentures will conform in all material respects to the description thereof contained in the Offering Memorandum.

         (i) Authorization of the Conversion Shares and Put Shares. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Debentures and are free of preemptive rights; and all Conversion Shares and the shares of Common Stock that may be delivered by the Company to holders of Debentures upon the exercise by such holders of certain repurchase rights upon the terms and conditions set forth in the Indenture (such shares, the "PUT SHARES" and, together with the Conversion Shares, the "SECURITIES"), when so issued and delivered upon such conversion or repurchase in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims; no holder of such shares will be subject to personal liability by reason of being such a holder; the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company; and the Securities conform in all material respects to the description thereof contained in the Offering Memorandum.

         (j) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum. Except as described in the Offering Memorandum, there are no holders of securities (debt or equity) of the Company or holders of rights (including, without limitation, preemptive rights) with registration or other similar rights to have any securities registered by the Company under the Securities Act.

         (k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "MATERIAL ADVERSE CHANGE"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and
(iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock, except with respect to cashless exercises of stock options under our employee stock option plans.

         (l) Independent Accountants. Ernst & Young LLP who have expressed their opinions with respect to certain sections of the Offering Memorandum as well as the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement, or included or incorporated by reference in the Offering Memorandum, are independent public or certified public accountants as required by the Securities Act and the Exchange Act. Ernst & Young LLP has not provided any audit-related or non-audit services to the Company or its subsidiaries since December 31, 2001, except for tax, actuarial, cash management services, audits of employee benefit plans, acquisition due diligence and audits of acquired businesses, as well as services provided in conjunction with the Debentures offering provided for herein.

         (m) Preparation of the Financial Statements. The financial statements included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Offering Memorandum present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Summary Consolidated Financial Information" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Offering Memorandum. The Company's ratios of earnings to fixed charges set forth in the Offering Memorandum have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

         (n) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except that the shares of capital stock of Medical Assurance, Inc., Professionals Group, Inc., The Medical Assurance Company, Inc. and ProNational Insurance Company are subject to a pledge and security agreement with SouthTrust Bank, as Administrative Agent, for the ratable benefit of certain lenders under a credit facility dated May 10, 2001. The Company owns, directly or through its subsidiaries, 100% of the outstanding common stock of MEEMIC Holdings, Inc., free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

         (o) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). The Common Stock conforms in all material respects to the description thereof contained in the Offering Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.

None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Offering Memorandum, including rights granted pursuant to this Agreement. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights, other than options to acquire [] shares of common stock issued since December 31, 2002.

         (p) Stock Exchange Listing. The Conversion Shares, if any, have been approved for listing on the New York Stock Exchange.

         (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of the Operative Documents and consummation of the transactions contemplated thereby and by the Offering Memorandum, except (i) with respect to the transactions contemplated by the Registration Rights Agreement, as may be required under the Securities Act, the Trust Indenture Act and the rules and regulations promulgated thereunder and (ii) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the New York Stock Exchange (the "NYSE") and the National Association of Securities Dealers, Inc. (the "NASD"). As used herein, a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

         (r) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and
(B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

         (s) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Offering Memorandum and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

         (t) Governmental Licenses. The Company and each of its subsidiaries possess such valid and current certificates, permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Change. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or filing, would result in a Material Adverse Change. No insurance regulatory authority having jurisdiction over the Company or any of its subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the subsidiaries to its parent, other than those restrictions applicable to insurance or reinsurance companies generally, or (ii) the continuation of the business of the Company or any of the subsidiaries in all material respects as presently conducted.

         (u) Absence of Labor Dispute. No labor dispute with the employees of the Company, nor any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries' principal customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Change.

         (v) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by each of them in the financial statements referred to in Section 1(A)(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

         (w) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(m) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

         (x) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the Debentures will not be, required to register as an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (y) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied. The term insurance as applied in this section (y) is deemed not to include reinsurance contracts or treaties.

         (z) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures.

         (aa) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which, if the Debentures were being registered under the Securities Act, would be required by the Securities Act or the rules and regulations thereunder to be described in the applicable registration statement which is not so described in the Offering Memorandum.

         (bb) No General Solicitation. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offering of the Debentures or the Conversion Shares or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; the Company has not entered into any contractual arrangement with respect to the distribution of the Debentures or the Conversion Shares except for this Agreement, and the Company will not enter into any such arrangement except for the Registration Rights Agreement and as may be contemplated thereby.

         (cc) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

         (dd) Sarbanes-Oxley. The Company is in material compliance with all applicable provisions of the U.S. Sarbanes-Oxley Act of 2002 that are effective.

         (ee) Exchange Act Compliance. The documents incorporated at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at the First Closing Date and the Second Closing Date, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, with respect to any financial statements and other financial information, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods so presented.

         (ff) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Offering Memorandum.

         (gg) Company's Accounting System and Internal Controls. The Company maintains a system of accounting and internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) financial statement certification requirements under the Exchange Act or otherwise are accurate and all requisite pre-certification procedures are adequately performed; (vi) an industry-standard code of ethics is consistently reviewed and followed without exception; and (vii) NYSE corporate governance requirements are complied with, in all material respects, including, without limitation, audit and other board of directors committee composition requirements, except as permitted by any applicable NYSE waiting period.

         (hh) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE"). "ERISA AFFILIATE" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Code of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (ii) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

         (jj) Dividend Payments. No subsidiary of the Company is currently prohibited, directly or indirectly under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or from repaying to the Company any loans or advances to such subsidiary from the Company.

         (kk) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Offering Memorandum.

         (ll) Compliance with Laws. The Company and each of its subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change. In particular, without limitation, each of the subsidiaries of the

Company is in compliance with the requirements of the insurance laws and regulations of its jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to each such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have, individually or in the aggregate with other such failures, result in a Material Adverse Change.

         (mm) Statutory Insurance Filings. The 2002 statutory annual statements of each regulated insurance subsidiary of the Company and the statutory balance sheets and income statements included in such statutory annual statements together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate insurance regulator of the jurisdiction of domicile of each such subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of such insurance subsidiaries as of the dates thereof, and the statutory basis results of operations of such insurance subsidiaries for the periods covered thereby.

         (nn) Reserving Practices. The Company and its insurance subsidiaries have made no material changes in their insurance reserving practices since December 31, 2002, except where such change in such insurance reserving practices would not reasonably be expected to result in a Material Adverse Change.

         (oo) Claims-paying Ability Rating. The Company is not aware of any threatened or pending downgrading of any of its subsidiary's claims-paying ability rating by A.M. Best Company, Inc. or any other "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (pp) Validity of Reinsurance Treaties. All reinsurance treaties and arrangements to which the Company or any subsidiary is a party are in full force and effect and neither the Company nor any subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; neither the Company nor any subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company and its subsidiaries, the Company and its subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement; except, in each of the above cases, (i) to the extent adequately and properly reserved for in the financial statements of the Company included or incorporated by reference in the Offering Memorandum and (ii) for such violations or defaults that would not result in a Material Adverse Change.

                  Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

                  The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

                  SECTION 2. PURCHASE, SALE AND DELIVERY OF THE DEBENTURES.

         (a) The Firm Debentures. The Company agrees to issue and sell to the Initial Purchasers the Firm Debentures upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the respective principal amount of Firm Debentures set forth opposite their names on Schedule A at a purchase price of 97.25 % of the aggregate principal amount thereof.

         (b) The First Closing Date. Delivery of the Firm Debentures to be purchased by the Initial Purchasers and payment therefore shall be made at the offices of the Company, 100 Brookwood Place, Birmingham, Alabama 35209 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on July 7, 2003, or such other time and date not later than 1:30 p.m. New York time, on July 21, 2003, as the Representatives and the Company shall agree upon (the time and date of such closing are called the "FIRST CLOSING DATE").

         (c) The Optional Debentures; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase, severally and not jointly, up to $35,000,000 aggregate principal amount of Optional Debentures from the Company at the same price per Optional Note as the purchase price to be paid by the Initial Purchasers per Firm Note. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the Company, which notice may be given at any time within 13 days from the date of this Agreement. Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Debentures as to which the Initial Purchasers are exercising the option, (ii) the names and denominations in which the Optional Debentures are to be registered and (iii) the time, date and place at which such Debentures will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of the Firm Debentures and the Optional Debentures). Such time and date of delivery, if subsequent to the First Closing Date, is called the "SECOND CLOSING DATE" and shall be determined by the Representatives. Such date may be the same as the First Closing Date but not earlier than the First Closing Date nor later than 14 days after the First Closing Date. If any Optional Debentures are to be purchased, each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Optional Debentures (subject to such adjustments to eliminate fractional amounts as the Representatives may determine) that bears the same proportion to the total principal amount of Optional Debentures to be purchased as the principal amount of Firm Debentures set forth on Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Debentures. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

         (d) Payment for the Debentures. Payment for the Firm Debentures shall be made at the First Closing Date (and, if applicable, for Optional Debentures at the Second Closing Date) by wire transfer of immediately available funds to a bank account designated in writing by the Company or in such manner of payment as the Company and the Representatives may agree.

                         It is understood that the Representatives have been
authorized, for their own account and the accounts of the Initial Purchasers, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Debentures and any Optional Debentures the Initial

Purchasers have agreed to purchase. BAS, individually and not as one of the Representatives, may (but shall not be obligated to) make payment for any Debentures to be purchased by any Initial Purchaser whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Initial Purchaser, but any such payment shall not relieve such Initial Purchaser from any of its obligations under this Agreement.

         (e) Delivery of the Debentures. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the Initial Purchasers certificates for the Firm Debentures at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor or in such manner of payment as the Company and the Representatives may agree. The Company shall also deliver, or cause to be delivered, to the Representatives for the accounts of the Initial Purchasers, certificates for the Optional Debentures the Initial Purchasers have agreed to purchase at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefore or in such other manner of payment as the Company and the Initial Purchasers may agree. The Debentures shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

                  SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY. The Company further covenants and agrees with the Initial Purchasers as follows:

         (a) Initial Purchasers' Review of Proposed Amendments and Supplements. During such period beginning on the date hereof and ending upon completion of the resale of the Debentures by the Initial Purchases (as notified by the Initial Purchasers to the Company), prior to amending or supplementing the Offering Memorandum, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not print or distribute such proposed amendment or supplement to which the Representatives reasonably object.

         (b) Amendments and Supplements to the Offering Memorandum and Other Securities Law Matters. If, at any time prior to the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company shall promptly notify the Initial Purchasers and prepare, subject to Section 3(a) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission.

         (c) Notice of Filings. The Company will promptly notify the Representatives of any filing made by the Company of information relating to the offering of the Debentures with any securities exchange or any other regulatory body in the United States or any other jurisdiction.

         (d) Copies of Offering Memorandum. The Company agrees to furnish the Initial Purchasers without charge, until the earlier of nine months after the date hereof or the completion of the resale of the Debentures by the Initial Purchasers (as notified by the Initial Purchasers to the Company) as many copies of the Offering Memorandum and any amendments and supplements thereto as the Initial Purchasers may reasonably request.

         (e) Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers, as the Initial Purchasers may reasonably request from time to time, to qualify or register the Debentures for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Debentures. Notwithstanding the foregoing, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction, where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Debentures for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

         (f) Rule 144A Information. For so long as any of the Debentures are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company shall provide to any holder of the Debentures or to any prospective purchaser of the Debentures designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if, at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

         (g) Legends. Each of the Debentures will bear, to the extent applicable, the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein.

         (h) No General Solicitation. Except following the effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), the Company will not, and will cause its subsidiaries not to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner that would require registration of the Debentures under the Securities Act.

         (i) No Integration. The Company will not, and will cause its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act.

         (j) Rule 144 Tolling. During the period of two years after the First Closing Date or, if later, the Second Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Debentures which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

         (k) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Debentures sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

         (l) Transfer Agent. The Company shall engage and maintain, at its expense, one or more registrars and transfer agents for the Common Stock.

         (m) The Depository Trust Company. The Company will coordinate with the Representatives and use its best efforts to permit the Debentures to be eligible for clearance and settlement through the facilities of the Depository Trust Company.

         (n) Reservation of Common Stock. The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of authorized and unissued shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Conversion Shares.

         (o) Rating of Debentures. The Company shall take all reasonable action necessary to enable Standard & Poor's or any other "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, to provide its credit rating of the Securities.

         (p) PORTAL Designation. The Company will use its best efforts to permit the Debentures to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL Market.

         (q) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Initial Purchasers an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2003 that satisfies the requirements of the Securities Act.

         (r) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

         (s) New York Stock Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Conversion Shares and the Put Shares, if any, on the NYSE.

         (t) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of BAS (which consent may be withheld at the sole discretion of BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than a registration statement on Form S-8), any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Debentures); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Final Offering Memorandum, but only if the holders of such shares, options, or shares issued upon exercise of such options, who is an officer or director of the Company or any of its subsidiaries, has agreed or agrees in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 90-day period without the prior written consent of BAS (which consent may be withheld at the sole discretion of the BAS).

         (u) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish certain reports, to the extent such reports are unavailable, free of charge, in electronic format from the Securities and Exchange Commission, to the BAS at 9 West 57th Street, New York, NY 10022 Attention: Robert Giammarco: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

         (v) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Debentures in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

         (w) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         (x) Existing Lock-Up Agreement. The Company will enforce any agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

                  SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Debentures (including all printing, without limitation, costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Debentures to the Initial Purchasers, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, shipping and distribution of the Offering Memorandum (including financial statements, exhibits, schedules, and certificates of experts) and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Debentures for offer and sale under the state securities or blue sky laws, and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vii) the expenses of the Company and the Initial Purchasers in connection with the marketing and offering of the Debentures, (viii) the fees and expenses associated with listing the Conversion Shares on the NYSE and (ix) all expenses and fees in connection with admitting the Debentures for trading in the PORTAL Market. Except as provided in this Section 4 and Sections 7 through 11 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

                  SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of the Initial Purchasers to purchase and pay for the Firm Debentures as provided herein on the First Closing Date and, with respect to the Optional Debentures, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Debentures, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

         (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum (and the Representatives shall have received an additional three conformed copies of such accountants' letter for each of the Initial Purchasers).

         (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

                  (i) there shall not have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Debentures as contemplated in the Offering Memorandum; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the claims-paying ability rating accorded the Company's insurance subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

         (c) Opinions of External and Internal Counsel for the Company and Ernst & Young LLP. On each of the First Closing Date and the Second Closing Date the Representatives shall have received: (1) the favorable opinion of Burr & Forman LLP, external counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the Initial Purchasers); (2) the favorable opinion of internal counsel for the Company dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the Initial Purchasers); and (3) the favourable opinion of Ernst & Young LLP dated as of such Closing Date, the form of which is attached as Exhibit E (and the Representatives shall have received an additional three conformed copies of such counsel's legal opinion for each of the Initial Purchasers).

         (d) Opinion of Counsel for the Initial Purchasers. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to the matters customarily addressed in such transactions.

         (e) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) of this Section 5, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

         (f) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Ernst & Young, LLP, independent public or certified public accountants for the Company a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional three conformed copies of such accountants' letter for each of the Initial Purchasers).

         (g) Registration Rights Agreement. The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement (in form and substance satisfactory to the Initial Purchasers), and the Registration Rights Agreement shall be in full force and effect (assuming due execution, delivery and performance by the Initial Purchasers).

         (h) Lock-Up Agreement from Officers and Directors of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each officer and director of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

         (i) PORTAL Designation. On or before each of the First Closing Date and the Second Closing Date, the Securities have been designated for trading on PORTAL.

         (j) Consent. On or before the First Closing Date, the consent (in form and substance reasonably satisfactory to the Initial Purchasers and their counsel) of SouthTrust Bank to the issuance of the Debentures contemplated in this Agreement.

         (k) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Debentures as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

             If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  SECTION 6. SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

         (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Debentures:

                  (i) Offers and sales of the Debentures shall only be made to persons whom the offeror or seller reasonably believe to be qualified institutional buyers, as defined in Rule 144A ("Qualified Institutional Buyers"). Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Debentures in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Debentures in such jurisdictions.

                  (ii) No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering or sale of the Debentures.

                  (iii) In the case of a non-bank Subsequent Purchaser of a Note acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer.

                  (iv) Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Debentures from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities
         (A) have not been and will not be registered under the Securities Act,
         (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A or in accordance with another exemption from registration under the Securities Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Debentures for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or
         (3) pursuant to another available exemption from registration under the Securities Act.

                  (v) No sale of the Debentures to any one Subsequent Purchaser will be for less than U.S.$100,000 principal amount and no Note will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S.$100,000 principal amount of the Debentures.

                  (vi) The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Notice to Investors", including the legend required thereby, shall apply to the Debentures except as otherwise agreed by the Company and the Initial Purchasers.

                  (vii) Each Initial Purchaser will deliver to each purchaser of the Debentures from such Initial Purchaser, in connection with its original distribution of the Debentures, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

         (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

                  (i) The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Debentures by the Company to the Initial Purchasers, (ii) the resale of the Debentures by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Debentures by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                  (ii) The Company agrees that, in order to render the Debentures eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Debentures remain outstanding and are "restricted securities" within the meaning of Rule 144 under the Act, it will make available, upon request, to any holder of Debentures or prospective purchasers of Debentures the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

                  (iii) Until the expiration of two years after the original issuance of the Debentures, the Company will not, and will use its reasonable efforts to cause its subsidiaries over which it has control not to, resell any Debentures which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions.

         (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.

         (d) Restricted Securities. The Initial Purchasers understand that the Debentures have not been and, except as required pursuant to the Registration Rights Agreement, will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.

                  SECTION 7. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Representatives pursuant to Section 5,
Section 7, Section 10 or Section 11, or if the sale to the Initial Purchasers of the Debentures on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse each Representative and the other Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Debentures, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

                  SECTION 8. INDEMNIFICATION.

         (a) Indemnification of the Initial Purchasers by the Company. The Company agrees to indemnify and hold harmless each Initial Purchaser, its officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of the provinces of Canada where the Debentures have been offered or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary to make the statements therein not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) on any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Debentures or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its bad faith or willful misconduct, and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

         (b) Indemnification of the Company, its Directors and Officers. The Initial Purchasers agree to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph the eleventh paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this
Section 8(b) shall be in addition to any liabilities that the Initial Purchasers may otherwise have.

         (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Debentures pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Debentures pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers, bear to the aggregate initial public offering price of the Debentures. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                         The amount paid or payable by a party as a result of
the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

                         The Company and the Initial Purchasers agree that it
would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

                         Notwithstanding the provisions of this Section 9, no
Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Debentures offered by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

                  SECTION 10. DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Initial Purchasers shall fail or refuse to purchase Debentures that it or they have agreed to purchase hereunder on such date, and the aggregate amount of Debentures which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Debentures to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the amount of Debentures set forth opposite their respective names on Schedule A bears to the aggregate amount of Debentures set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase the Debentures which such defaulting Initial Purchaser or Initial

Purchasers agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Initial Purchasers shall fail or refuse to purchase Debentures and the aggregate amount of Debentures with respect to which such default occurs exceeds 10% of the aggregate amount of Debentures to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Debentures are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

                  As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  SECTION 11. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Debentures in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Initial Purchasers pursuant to Sections 4 and 7 hereof, (b) any Initial Purchaser to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

                  SECTION 12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Debentures sold hereunder and any termination of this Agreement.

                  SECTION 13. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

            If to the Representatives:
                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, NY 10019
                  Facsimile:  212-847-5084
                  ATTENTION:  Robert Giammarco
            with a copy to:
                  Banc of America Securities LLC
                  9 West 57th Street
                  New York, NY 10019
                  Facsimile:  212-847-5124
                  ATTENTION:  Eric Hambleton

              and with a copy to:
                  Shearman & Sterling LLP

                  599 Lexington Avenue
                  New York, NY 10022-6069
                  ATTENTION:  Christopher Cummings
            If to the Company:
                  ProAssurance Corporation
                  100 Brookwood Place
                  Birmingham, Alabama  35209
                  Facsimile:  (205) 877-4405
                  ATTENTION:  A. Derrill Crowe, M.D.

            with a copy to:
                  Burr & Forman LLP
                  3100 Southtrust Tower
                  420 North 20th Street
                  Birmingham, Alabama 35203
                  ATTENTION:  Jack Stephenson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  SECTION 14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Debentures as such from any of the Initial Purchasers merely by reason of such purchase.

                  SECTION 15. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

                  SECTION 17. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the officers or employees of any Initial Purchaser, any person controlling any Initial Purchaser, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Debentures and payment for them hereunder and (iii) termination of this Agreement.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchasers, the Initial

Purchasers' officers and employees, any controlling persons referred to herein, the Company's directors and the Company's officers and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Initial Purchasers merely because of such purchase.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                  Very truly yours,
                                  PROASSURANCE CORPORATION

                                  By: /s/   Victor T. Adamo
                                      --------------------------
                                      Name: Victor T. Adamo
                                      Title: President and Chief Operating
                                             Officer

                                  By: /s/ A. Derrill Crowe
                                      --------------------------
                                      Name: A. Derrill Crowe, M.D.
                                      Title: Chairman and Chief Executive
                                             Officer

                  The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
COCHRAN, CARONIA SECURITIES LLC
Acting as Representatives of the
several Initial Purchasers named in
the attached Schedule A.

By: BANC OF AMERICA SECURITIES LLC

By: /s/    Michael Anderson
    ------------------------------
    Name:  Michael Anderson
    Title: Managing Director

                                   SCHEDULE A

                                                                  AGGREGATE
                                                                  PRINCIPAL AMOUNT
                                                                  OF FIRM
                                                                  DEBENTURES TO BE
INITIAL PURCHASER                                                 PURCHASED
Banc of America Securities LLC ...............................    $80,000,000
Cochran, Caronia Securities LLC  .............................    $20,000,000
                  Total ......................................    $100,000,000*

----------
* Assuming no exercise of the Initial Purchasers' option.